Exhibit 17.2


                          Law Offices of Nolan & Nolan
                               ATTORNEYS AT LAW

                                                                   Jack D. Nolan
                                                                 Jordin S. Nolan

                                December 18, 2001


Board of Directors
Entertainment Technologies & Programs, Inc.
17300 Saturn Lane, Suite 111
Houston, TX  77058


Re:   Resignation


Dear Mr. Woods:

     I hereby tender my resignation as a member of the Board of Directors of Entertainment Technologies & Programs, Inc. effective immediately.


Dated:  12/18/01
        --------


                                              /s/  Jack D. Nolan
                                              ----------------------------
                                              Jack D. Nolan




JDN/tal


 18333 EGRET BAY BLVD., SUITE 301, HOUSTON, TEXAS 77058, TELEPHONE 281/333-4811
                              TELE-FAX 281/333-4835